Exhibit 10.1

UQM TECHNOLOGIES, INC.
STOCK BONUS PLAN

AMENDMENT TO

RESTRICTED STOCK AGREEMENT

THIS AMENDMENT TO RESTRICTED STOCK AGREEMENT is made to be effective as of October 20, 2010 and amends the Restricted Stock Agreement dated as of September 1, 2010 (the "Restricted Stock Agreement"), between UQM TECHNOLOGIES, INC., a Colorado corporation (the "Company"), and Eric Ridenour (the "Grantee").

Recitals

A. Pursuant to the UQM Technologies, Inc. Stock Bonus Plan and the Restricted Stock Agreement, the Company granted to the Grantee 67,873 shares of the common stock of the Company (the "Stock") effective as of September 1, 2010.

B. Upon the recommendation of the Compensation Committee of the Board of Directors of the Company, the Board has determined to accelerate the vesting requirements and remove certain other restrictions provided in the Restricted Stock Agreement with respect to the Stock as of the date hereof.

Amendment

The Restricted Stock Agreement is hereby amended by removing the provisions of Section 2, 3, 4, 5, 6, 7 and 9. All other provisions of the Restricted Stock Agreement shall remain in effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Restricted Stock Agreement as of the day and year first above written.

UQM TECHNOLOGIES, INC.

By:	/s/DONALD A. FRENCH
Name: Donald A. French
Title: Treasurer

GRANTEE

By:	/s/ERIC RIDENOUR
Name: Eric Ridenour